                                                                    EXHIBIT 10.7

                         RUDOLPH HOLDINGS CORPORATION

                             MANAGEMENT AGREEMENT
                             --------------------

          THIS MANAGEMENT AGREEMENT (the "Agreement") is made as of June 14,
                                          ---------
1996 (the "Effective Date"), by and between Rudolph Holdings Corporation, a
           --------------
Delaware corporation (the "Company"), Rudolph Technologies, Inc., a New Jersey
                           -------
corporation ("Technologies"), and Robert  Loiterman ("Executive").
              ------------                            ---------

          WHEREAS, Executive desires to be employed as a Vice President of Engineering of Technologies, and Technologies desires to employ Executive as a Vice President of Engineering and to be assured of its right to his services on the terms and conditions hereinafter set forth, and Executive is willing to agree to such employment on such terms and conditions;

          WHEREAS, the Company and Executive desire to enter into an agreement pursuant to which Executive shall purchase, and the Company shall sell, 195.71 shares of the Company's Class B Common Stock, par value $.01 per share (the "Common Stock"), and 160 shares of the Company's Series A Preferred Stock, par
 ------------
value $.01 per share (the "Preferred Stock") for an aggregate purchase price of
                           ---------------
$20,000. All shares of Common Stock and Preferred Stock purchased by Executive hereunder are referred to herein as "Executive Stock," and except as set forth
                                     ---------------
in Section 1 hereof, Executive Stock shall not include any other shares of capital stock of the Company (including, without limitation, shares of Common Stock issued to Executive upon the exercise of certain stock options granted to Executive); and

          WHEREAS, the execution and delivery of this Agreement by the Company, Technologies and Executive is a condition to the consummation of transactions contemplated by the Stock and Warrant Purchase Agreement dated as of the date hereof by and among the Company and those Persons named therein (the "Purchase
                                                                      --------
Agreement").  Certain provisions of this Agreement are intended for the benefit
---------
of, and shall be enforceable by, Liberty Partners Holdings 11, L.L.C. ("LPH")
                                                                        ---
and Riverside Rudolph, L.L.C. ("RRL" and together with LPH, the "Investors").
                                ---                              ---------
Certain definitions are set forth in Section 1 of this Agreement.

          NOW, THEREFORE, the Company, Technologies and Executive agree as follows:

          1.  Definitions.  As used herein, the following terms shall have the
              -----------
following meanings.

          "Board" means the Company's board of directors.
           -----

          "Cause" means the determination by the Board, in the exercise of its
           -----
good faith judgment, that: (a) Executive has committed a fraud, felony or other serious act of moral turpitude; or (b) Executive has breached his duty of loyalty to the Company and its Subsidiaries, or (c) Executive has committed a material breach of this Agreement, and if such breach is capable of cure, such breach is not cured or remedied and continues; after fifteen (15) business days from the date on

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which written notice of the breach was first provided to Executive by the
Company or its Subsidiaries.

          "Executive Stock" shall continue to be Executive Stock in the hands of
           ---------------
any holder other than Executive (except for the Company and the Investors and except for transferees in a Public Sale or Sale of the Company), and except as otherwise provided herein, each such other holder of Executive Stock shall succeed to all rights and obligations attributable to Executive as a holder of Executive Stock hereunder. Executive Stock shall also include shares of the Company's capital stock issued with respect to Executive Stock by way of a stock split, stock dividend or other recapitalization.

          "Fair Market Value" of each share of Executive Stock, means with
           -----------------
respect to Common Stock or Preferred Stock, respectively, the average of the closing prices of the sales of such shares on all securities exchanges on which such shares may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such shares are not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such shares are not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock or the Preferred Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value of the Common Stock shall be the fair value as determined in good faith by the Board, and the Fair Market Value of the Preferred Stock shall be the aggregate liquidation value of such shares plus all accrued but unpaid dividends thereon.

          "Good Reason" means the resignation by Executive of employment with
           -----------
Technologies as a direct result of either (i) a substantial diminution of duties and responsibilities of Executive as an employee of Technologies, (ii) the relocation of Executive outside of the Flanders, New Jersey area, (iii) any requirement by the Company that Executive make a material misstatement or omission in any financial report or governmental filing, or (iv) a material breach of this Agreement by the Company or Technologies in the absence of a material breach of this Agreement by Executive, which diminution or breach, as the case may be, has continued 15 days after delivery of written notice by Executive to Technologies stating Executive's intent to resign as a consequence of such diminution or breach; provided that Executive's resignation actually
                              -------- ----
occurs within 30 days following the occurrence of the diminution or breach.

          "Independent Third Party" means any Person or group of Persons who,
           -----------------------
immediately prior to the contemplated transaction, does not own in excess of 5% of the common equity of the Company's Common Stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's Common Stock.

          "Permanent Disability" means that Executive, as determined by the
           --------------------
Board in its good faith judgement, is unable to perform, by reason of physical or mental incapacity, his duties or obligation under this Agreement, for a period of 90 consecutive days or a total period of 120 days in any 365 day period.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Public Sale" means any sale pursuant to a registered public offering
           -----------
under the 1933 Act or any sale to the public pursuant to Rule 144 promulgated under the 1933 Act effected through a broker, dealer or market maker.

          "Qualified Public Offering" means the sale, in an underwritten public
           -------------------------
offering registered under the 1933 Act, of shares of the Company's Common Stock having an aggregate offering value of at least $30 million.

          "Sale of the Company" means the sale of the Company to an Independent
           -------------------
Third Party or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power to elect a majority of the Company's board of directors (whether by merger, consolidation or sale or transfer of the Company's capital stock) or
(ii) all or substantially all of the Company's assets determined on a consolidated basis.

          "1933 Act" means the Securities Act of 1933, as amended from time to
           --------
time.

          "Subsidiary" means with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of the shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

     2.   Employment.  Technologies agrees to employ Executive, and
          ----------
Executive hereby accepts employment with Technologies, upon the terms and conditions set forth in this Agreement.

          (a) Position and Duties.  Executive shall serve as a Vice President of
              -------------------
Engineering of Technologies and shall have such duties which are consistent with such position as may be assigned by the President, the Chief Executive Officer of Technologies and the board of directors of Technologies from time to time. Executive shall devote his best efforts and his full business time

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and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity which does not constitute Permanent Disability) to the business and affairs of Technologies.

          (b) Term.  Subject to the provisions of Section 3(a), the "Term" of
              ----                                                   ----
this Agreement shall be for one (1) year from the date hereof, unless earlier terminated by either party as provided in Section 3(a) below, subject to automatic renewals for successive one (1) year Terms unless either party has delivered written notice not less than 90 days prior to the expiration of the initial Term or any renewal thereof.

          (c) Compensation.  Commencing from the Effective Date, Technologies
              ------------
shall pay to Executive, during Executive's employment by Technologies, an annual base salary ("Base Salary") of $135,000. Such Base Salary shall be paid in
              -----------
accordance with Technologies' normal payroll procedures and cycles and shall be subject to withholding of applicable taxes and governmental charges in accordance with federal and state law. Executive's Base Salary shall be reviewed by the Board annually, and at a minimum, shall be increased annually as of the anniversary of the date hereof by an amount equal to the product of the Base Salary theretofore in effect multiplied by a fraction of which (i) the numerator is the Consumer Price Index for All Urban Consumers - New Jersey (1982/84 = 100) (the "Index"), prepared by the Bureau of Labor Statistics of the
                      -----
United States Department of Labor (or if the Index is not then published, the most nearly comparable index) of the month immediately preceding such date and
(ii) the denominator is the Index for the month immediately preceding the last date on which the Base Salary has been adjusted pursuant to this sentence, or, if not previously adjusted, the month preceding the date of this Agreement; provided, however that the Board shall not reduce the Base Salary. Executive
--------  -------
will also be eligible to receive an annual bonus in an amount as determined by the Board equal to up to twenty-five percent (25%) of Executive's then current Base Salary. The determination of the amount of such bonus by the Board shall be based (i) seventy-five percent (75%) upon the Company's achievement of Company performance goals established by the Company's Chief Executive Officer and the Board, and (ii) twenty-five percent (25%) upon Executive's achievement of personal performance goals established by the Company's Chief Executive Officer and the Board.

          (d) Benefits.  In addition to the Base Salary paid to Executive by
              --------
Technologies, Executive shall be eligible to participate, during Executive's employment by Technologies, in such benefits programs as may be appropriate for Executive's position with Technologies and as approved by the Board.

          (e) Expenses.  Technologies shall reimburse Executive for all
              --------
reasonable expenses incurred by him in the course of performing his duties and responsibilities under this Agreement which are consistent with Technologies policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to Technologies' requirements with respect to reporting and documentation of such expenses.

          (f) Key Man Life Insurance.  Technologies, in its sole discretion and
              ----------------------
at its sole expense, may obtain a key man life insurance policy on Executive for the benefit of Technologies, and Executive shall cooperate with Technologies in obtaining such insurance and shall submit to medical examinations as required.

          (g) Closing Bonus.  Upon consummation of the transactions completed by
              -------------
the Purchase Agreement, the Company shall pay to Executive a one-time bonus of $125,000 (the "Closing Bonus") within five (5) business days following the date
               -------------
hereof. The Closing Bonus shall be paid in accordance with the Company's normal payroll procedures and shall be subject to withholding of applicable taxes and governmental changes in accordance with federal and state law.

     3.   Termination and Severance.
          -------------------------

          (a) Termination.  Executive and Technologies shall each have the right
              -----------
to terminate the Term and Executive's employment with Technologies (a "Termination," and the date of such termination, the "Termination Date") at any
 -----------                                          ----------------
time and for any reason or for no reason at all, by delivering written notice to the other party, and upon any such Termination, Technologies shall have no further obligations to Executive hereunder, except as set forth in Sections 3(b) and (c) below.

          (b) Base Salary through Termination; COBRA.  Executive shall be
              --------------------------------------
entitled to receive his Base Salary earned through his Termination Date, prorated on a daily basis together with all accrued but unpaid vacation time earned through his Termination Date. In addition, Executive shall be entitled to COBRA benefits after the Termination Date. Except as set forth in Section 3(c), Executive shall not be entitled to receive his Base Salary or any bonuses or other benefits from Technologies for any period after the Termination Date.

          (c) Severance Obligations.  In the event Executive's employment is
              ---------------------
terminated by Technologies without Cause or Executive resigns from employment with Technologies with Good Reason, following such Termination and upon execution by Executive of a general release in favor of the Company (i) satisfying all applicable requirements of the Older Workers Benefit-Protection Act, including expiration of the applicable revocation period, and (ii) releasing any and all claims against the Company and its Subsidiaries and affiliates, Technologies shall continue to pay Executive (or his estate) his annual Base Salary (as in effect on the Termination Date) over a period of one year following the Termination Date, payable in accordance with the Company's normal payroll procedures and cycles and shall be subject to withholding of applicable taxes and governmental charges in accordance with federal and state law. In the event that Executive's employment with the Company is terminated for any other reason, the Company shall have no obligation to make any severance or other payment to or on behalf of Executive. Notwithstanding the foregoing, in the event that Executive shall breach any of his obligations under Sections 5, 6 or 7 of this Agreement, the Company shall be relieved from and shall have no further obligation to pay Executive any amounts to which Executive would otherwise be entitled pursuant to this Section 3.

     4.   Executive Stock Options.  The Company shall grant to Executive an
          -----------------------
option to purchase shares of the Company's Common Stock pursuant to the terms of the Company's 1996 Stock Option Plan and a definitive option agreement between the Company and Executive.

     5.   Confidential Information.  Executive acknowledges that the
          ------------------------
information, observations and data concerning the business or affairs of the Company and its Subsidiaries ("Confidential Information") obtained by him as a
                               ------------------------
result of his employment with Technologies (including employment with Technologies prior to the date of this Agreement), and as a result of his ownership of capital stock of the Company are the property of the Company and its Subsidiaries. Therefore, Executive agrees that he shall not disclose to any person or use for any other purpose, any Confidential Information without the prior written consent of the Board, unless and to the extent such Confidential Information becomes generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to the Company and its Subsidiaries on Executive's Termination Date, or at any other time the Company or Technologies may request, all memoranda, notes, plans, records, reports, computer tapes and software, and all other material, documents and data (and all copies thereof) relating to the Confidential Information, Work Product (as defined below) and the business of the Company and its Subsidiaries which Executive may then possess or have under his control.

     6.   Inventions and Patents.  Executive agrees that all inventions,
          ----------------------
innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information which relates to the Company's or its Subsidiaries' actual or currently planned, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Company and its Subsidiaries (including employment with Technologies prior to the date of this Agreement) ("Work
                                                                    ----
Product") are the property of and belong to the Company and its Subsidiaries. Executive understands and acknowledges that, at the request of the Company or Technologies, he must assign to the Company and its Subsidiaries any development, invention or information that (i) relates to the actual or anticipated business research or development of the Company or its Subsidiaries, or (ii) results from any work performed by Executive for the Company and its Subsidiaries. Executive shall promptly disclose such Work Product to Technologies and the Company and perform all actions requested by the Board (whether during or after Executive's employment) to establish and confirm the Company's and its Subsidiaries' ownership of any Work Product (including, without limitation, the execution and delivery of assignments, consents, powers of attorney and other instruments).

     7.   Non-Competition, Non-Solicitation.
          ---------------------------------

          (a) Executive acknowledges that during the course of his employment with Technologies (including employment with Technologies prior to the date of this Agreement) he will become familiar with the Company's and its Subsidiaries' trade secrets and with other Confidential Information and that his services will be of a special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that, during the time he is employed by Technologies and for two years thereafter (the "Non-Competition Period"),
                                                   ----------------------
Executive shall not directly or indirectly own, operate, manage, control, participate in, consult with, advise, provide services for, or in any manner engage in (including by himself or in association with any person, firm, corporate or other business organization or through any entity), any business engaged in the businesses in which the Company and its

Subsidiaries is engaged or then proposes to engage as of Executive's Termination Date within any geographical area in which the Company or its Subsidiaries engages in business. Nothing herein shall prohibit Executive from being a passive owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, or any other passive minority investment in any investment fund, limited partnership or similar entity, whether or not publicly traded, and so long as Executive has no active participation in the business of such entity.

          (b) During the time Executive is employed by Technologies and for two years thereafter (the "Non-Solicitation Period"), Executive shall not, directly
                       -----------------------
or indirectly through another entity, (i) induce or attempt to induce any employee of the Company or its Subsidiaries to leave their employ, or in anyway interfere with the relationship between the Company or its Subsidiaries and any employee thereof, including without limitation, inducing or attempting to induce any employee, group of employees or any other person or persons to interfere with the business or operations of the Company and its Subsidiaries, (ii) hire any person who was an employee of the Company or its Subsidiaries at any time during Executive's employment period, or (iii) induce or attempt to induce, whether directly or indirectly, any customer, supplier, distributor, franchisee, licensee or other business relation of the Company and its Subsidiaries to cease doing business with the Company or its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, distributor, franchisee, licensee or business relation and the Company and its Subsidiaries.

          (c) Executive agrees that: (i) the covenants set forth in this Section 7 are reasonable in geographical and temporal scope and in all other respects,
(ii) the Company and Technologies would not have entered into this Agreement but for the covenants of Executive contained herein, and (iii) the covenants contained herein have been made in order to induce the Company and Technologies to enter into this Agreement.

          (d) If, at the time of enforcement of this Section 7 a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under the circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstance shall be substituted for the stated duration, scope or area and that the courts shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

          (e) Executive recognizes and affirms that in the event of his breach of any provision of this Section 7 or Sections 5 or 6, money damages would be inadequate and the Company and its Subsidiaries would have no adequate remedy at law. Accordingly, Executive agrees that in the event of a breach or threatened breach by Executive of any of the provisions of this Section 7 or Sections 5 or 6, the Company and its Subsidiaries, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

     8.   Purchase and Sale of Executive Stock.
          ------------------------------------

          (a) Upon execution of this Agreement, Executive shall purchase, and the Company shall sell: (i) 195.71 shares of Common Stock at a price of $20.44 per share, and (ii) 160 shares of Preferred Stock at a price of $100 per share for an aggregate purchase price of $20,000. The Company shall deliver to Executive the certificates representing such shares of Common Stock and Preferred Stock, and Executive shall deliver to the Company a cashier's or certified check or wire transfer of funds in the aggregate amount of $20,000. The closing of the purchase and sale of the Executive Stock shall take place simultaneously with the closing of the transactions contemplated by the Purchase Agreement.

          (b) In connection with the purchase and sale of the Executive Stock hereunder, Executive represents and warrants to the Company that:

               (i) The Executive Stock to be acquired by Executive pursuant to this Agreement shall be acquired for Executive's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Executive Stock shall not be disposed of in contravention of the 1933 Act or any applicable state securities laws.

               (ii) Executive is an executive officer of the Company's significant operating subsidiary, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Executive Stock.

               (iii) Executive is able to bear the economic risk of his investment in the Executive Stock for an indefinite period of time because the Executive Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available.

               (iv) Executive has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Executive Stock, and has had full access to such other information concerning the Company as he has requested. Executive has reviewed or has had an opportunity to review, a copy of the Purchase Agreement, dated as of the date hereof, between the Company and those other persons named therein, and Executive is familiar with the transactions contemplated thereby. Executive has also reviewed, or has had an opportunity to review, the following documents: (A) the Company's Certificate of Incorporation and Bylaws; (B) the loan agreements, notes and related documents with Technologies' senior and subordinated lenders; and (C) Technologies' audited financial statements dated as of December 31, 1995.

               (v) This Agreement constitutes the legal, valid and binding obligation of Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Executive do not and shall not conflict with, violate or cause a breach of any agreement, contract or instrument to which Executive is a party or any judgment, order or decree to which Executive is subject.

          (c) As an inducement to the Company to issue the Executive Stock to Executive, and as a condition thereto, Executive acknowledges and agrees that:

               (i) neither the issuance of the Executive Stock to Executive nor any provision contained herein shall entitle Executive to remain in the employment of Technologies or the Company or affect the right of Technologies to terminate Executive's employment at any time; and

               (ii) the Company shall have no duty or obligation to disclose to Executive, and Executive shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Executive Stock upon Executive's Termination or as otherwise provided hereunder, except for reports or information used by the Board to determine the Fair Market Value of the Executive Stock purchased from Executive.

          (d) The Company and Executive acknowledge and agree that this Agreement has been executed and delivered, and the Executive Stock has been issued hereunder, in connection with and as part of the compensation and incentive arrangements between the Company and Executive.

     9.   Vesting of Executive Stock.  The Executive Stock shall be fully vested
          --------------------------
immediately as of the consummation of the purchase and sale of the Executive Stock.

     10.  Call and Put Options.
          --------------------

          (a) In the event of Executive's Termination, the Executive Stock (whether held by Executive or one or more of Executive's transferees) shall be subject to repurchase by the Company and/or the Investors at their option pursuant to the terms and conditions set forth in this Section 10 (the "Call
                                                                        ----
Option").
------

          (b) In the event of a Termination either without Cause or with Good Reason or as a result of the death or Permanent Disability of Executive, Executive (or Executive's Estate) shall have the option to cause the Company to repurchase all of the Executive Stock held by Executive as of the date of the Termination pursuant to the terms and conditions set forth in this Section 10 (the "Put Option") by delivering a written election notice (the "Put Notice") to
      ----------                                                 ----------
the Company within 60 days of Executive's Termination Date.

          (c) The purchase price for each share of Executive Stock purchased from the Executive pursuant to the Call Option or the Put Option shall be the Fair Market Value for such shares as determined by the Board.

          (d) The Board may elect to purchase all of the Executive Stock by delivering written notice (the "Call Notice") to the holder or holders of the
                                -----------
Executive Stock within 90 days after the Termination Date. The Call Notice shall set forth the number of shares of Executive Stock to be acquired from each holder of Executive Stock, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction.

          (e) If for any reason the Company does not elect to purchase all of the Executive Stock pursuant to the Call Option, the Investors shall be entitled to exercise the Call Option for the shares of Executive Stock the Company has not elected to purchase (the "Available Shares"). As soon as practicable after the Company has determined
 ----------------
that there will be Available Shares, but in any event within 30 days after the Termination Date, the Company shall give written notice (the "Option Notice") to
                                                              -------------
the Investors setting forth the number of Available Shares and the purchase price for the Available Shares. The Investors may elect to purchase any or all of the Available Shares by giving written notice to the Company within 15 days after the Option Notice has been given by the Company. If the Investors elect to purchase an aggregate number of shares greater than the number of Available Shares, the Available Shares shall be allocated among the Investors based upon the number of shares of Common Stock (which for purposes of this Section 10 shall include shares of the Company's Class A Common Stock any other class or series of common equity which may hereafter be issued by the Company) then owned by each Investor on a fully-diluted basis. If the Investors have in the aggregate elected to purchase less than all of the Available Shares, the Available Shares which the Investors have not elect to purchase (the "Remaining
                                                                      ---------
Available Shares") shall be reoffered to the Investors who have elected to
----------------
purchase Available Shares for an additional five day period, and each Investor may elect to purchase all (but not less than all) of such Investor's pro rata share of all Remaining Available Shares (based on such holder's proportionate ownership of all shares of Common Stock on a fully-diluted basis owned by the Investors who have elected to purchase Remaining Available Shares). As soon as practicable, and in any event within ten days after the expiration of the 15 day period set forth above, the Company shall notify each holder of Executive Stock as to the number of shares being purchased from such holder by the Investors (the "Supplemental Call Notice"). At the time the Company delivers the
      ------------------------
Supplemental Call Notice to the holder(s) of Executive Stock, the Company shall also deliver written notice to each Investor setting forth the number of shares such Investor is entitled to purchase, the aggregate purchase price and the time and place of the closing of the transaction.

          (f) The closing of the purchase of the Executive Stock pursuant to the Call Option shall take place on the date designated by the Company in the Call Notice or Supplemental Call Notice, which date shall not be more than 60 days nor less than 15 days after the delivery of the later of either such notice to be delivered. The closing of the purchase of the Executive Stock pursuant to the Put Option shall take place on any date designated by the Company in a written notice delivered to Executive, which date shall not be more than 60 days nor less than five days after the delivery by Executive of the Put Notice. The Company and/or the Investors shall pay for the Executive Stock to be purchased pursuant to the Call Option or Put Option, as applicable, by delivery of, in the case of each Investor, a check or wire transfer of funds and, in the case of the Company at its option (i) a check or wire transfer of funds, or (ii) a subordinated note or notes bearing interest (payable quarterly) at a rate per annum equal to the prime rate announced from time to time by State Street Bank & Trust Co. (or any successor entity thereto) plus 2%, or (iii) a combination of both (i) and (ii), in the aggregate amount of the purchase price for such shares; provided that the Company shall use reasonable efforts to make all such repurchases with a check or wire transfer of funds; and provided further, in the event Executive exercises the Put Option and the Company pays for such repurchase by delivery of a subordinated note, the Company shall repay such indebtedness as soon as it is permitted under the Company's loan agreements and by applicable law. Notwithstanding anything to the contrary contained herein, any notes issued by the Company pursuant to this Section 10(f) shall be subject to any restrictive covenants to which the Company or its Subsidiaries is subject at the time of such purchase. The purchasers of Executive Stock hereunder shall be entitled to receive customary representations and warranties from the sellers regarding such sale of shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require all sellers' signatures be guaranteed by a national bank or reputable securities broker.

          (g) The right and obligation of the Company and the right of the Investors to repurchase the Executive Stock pursuant to this Section 10 shall terminate upon the first to occur of the Sale of the Company or a Qualified Public Offering.

          (h) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Executive Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Executive Stock hereunder which the Company is otherwise entitled or required to make, or the payment of dividends or loans to the Company to make such repurchases, the time periods provided in this Section 10 shall be suspended, and the Company may, or shall (as applicable), make such repurchases as soon as it is permitted to do so under such restrictions.

     11.  Restrictions on Transfer.
          ------------------------

          (a) Stockholders Agreement.  Shares of Executive Stock are subject to
              ----------------------
the restrictions on transfer set forth in the Stockholders Agreement, dated as of the date hereof, by and among Executive and each of the other persons named therein.

          (b) The certificates representing Executive Stock shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON JUNE 14, 1996, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND __________ DATED AS OF JUNE 14, 1996, AS AMENDED AND MODIFIED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (c) Except in connection with a Sale of the Company, no holder of Executive Stock may sell, transfer or dispose of any Executive Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

     12.  Holdback Agreement.  Executive agrees not to effect any public sale
          ------------------
or distribution of Common Stock during the seven days prior to, and the 180-day period beginning on, the effective date of any underwritten registration of equity securities of the Company or its Subsidiaries, unless otherwise agreed to by the Board and the underwriters managing such registration. The restrictions on transfer set forth in this Section 12 shall continue with respect to each share of Executive Stock until the date on which such share has been transferred in a Public Sale.

     13.  Notices.  All notices or communications provided for herein shall be
          -------
deemed to be validly given as of the date of delivery, if delivered personally, and three days after mailing, if sent by registered or certified mail, return receipt requested, addressed to the Company at its headquarters or executive offices or to Executive at his address as set forth from time to time in the records of the Company.

     14.  Miscellaneous.
          -------------

          (a) Severability.  Whenever possible, each provision of this Agreement
              ------------
will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (b) Complete Agreement.  This Agreement embodies the complete
              ------------------
agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way, and Executive agrees to forever release and discharge any claims, damages, or other causes of action relating to Executive's employment with Technologies prior to the date hereof, including, without limitation, relating to payments (if any) owed to Executive pursuant to the terms of Technologies By-Laws (including the By-Laws of Rudolph Research Corporation as predecessor corporation to Technologies).

          (c) Counterparts.  This Agreement may be executed in separate
              ------------
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (d) Governing Law.  The corporate law of the State of Delaware shall
              -------------
govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflicts of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (e) Successors and Assigns.  Except as otherwise provided herein, this
              ----------------------
Agreement shall bind and inure to the benefit of and be enforceable by the Company and Executive and their respective successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable without the prior written approval of the Board.

          (f) Remedies.  Each of the parties to this Agreement will be entitled
              --------
to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorneys' fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (g) Amendment and Waiver.  The provisions of this Agreement may be
              --------------------
amended and waived only with the prior written consent of the Company and Executive.

                                 *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have executed this MANAGEMENT AGREEMENT as of the date first written above.

                                             RUDOLPH TECHNOLOGIES, INC.


                                             By: /s/ Paul F. McLaughlin
                                                 -------------------------------

                                             Name:   Paul F. McLaughlin
                                                   -----------------------------

                                             Title:  President
                                                    ----------------------------



                                             RUDOLPH HOLDINGS CORPORATION


                                             By: /s/ Paul F. McLaughlin
                                                 -------------------------------

                                             Name:   Paul F. McLaughlin
                                                   -----------------------------

                                             Title:  President
                                                    ----------------------------



                                             /s/ Robert Loiterman
                                             -----------------------------------
                                             Robert Loiterman